Exhibit 4.1

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

IGI LABORATORIES, INC.

COMMON STOCK PURCHASE WARRANT

Warrant No. ______________

387,201 shares

Original Issue Date: December ___, 2012 (“Original Issue Date”)

THIS CERTIFIES THAT, FOR VALUE RECEIVED, Amzak Capital Management, LLC, or its registered assigns (the “Holder”) is entitled to purchase, on the terms and conditions hereinafter set forth, 387,201 shares (the “Initial Warrant Shares”) of the Common Stock, $0.01 par value per share (the “Common Stock”), of IGI Laboratories, Inc., a Delaware corporation (the “Company”), at any time in whole or in part from the Original Issue Date (the “Exercise Eligibility Date”) until 5:00 p.m., Eastern Time, on the tenth (10th) anniversary of the Original Issue Date, or if such date is not a day on which the Company is open for business, then the next succeeding day on which the Company is open for business (such date is the “Expiration Date”), but not thereafter, such number of shares and Exercise Price. Each share of Common Stock as to which this Warrant is exercisable is a “Warrant Share” and all such shares are collectively referred to as the “Warrant Shares.”

Section 1. Definitions.

(a) “Effective Date” shall mean the date on which the Warrant shall be deemed to have been exercised.

(b) “Exercise Price” shall be $0.01 per a Warrant Share, subject to adjustment as set forth in this Warrant.

(c) “Liquidation Event” shall mean (i) the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, (ii) the consolidation or merger of the Company with or into any other corporation or corporations in which the Company is not the surviving entity, (iii) the sale of all or substantially all of the assets of the Company or (iv) the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed.

(c) “Registration Rights Agreement” shall mean the Registration Rights Agreement by and among the Company and Holder dated as of the date hereof.

Section 2. Exercise of Warrant; Conversion of Warrant.

(a) This Warrant may, at the option of the Holder, be exercised in whole or in part from time to time from the Exercise Eligibility Date until 5:00 p.m., Eastern Time, on the Expiration Date, by delivery to the Company at its principal office (i) a written notice of such Holder’s election to exercise this Warrant (the “Exercise Notice”), which notice may be in the form of the Notice of Exercise attached hereto, properly executed and completed by the Holder or an authorized officer thereof, (ii) a check or other funds (the “Funds”) payable to the order of the Company, in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares specified in the Exercise Notice, and (iii) this Warrant (the items specified in (i), (ii), and (iii) are collectively the “Exercise Materials”); provided, however, that if this Warrant shall not have been exercised in full immediately prior to a Liquidation Event, then this Warrant shall be deemed to be automatically exercised pursuant to Section 3 below, without further action on the part of the Holder (and the Holder hereof shall be deemed to be a holder of the Common Stock issued upon such automatic exercise), immediately prior to the Liquidation Event and thereafter shall be null and void for all purposes.

(b) As promptly as practicable, and in any event within five (5) business days after its receipt of the Exercise Materials the Company shall execute or cause to be executed and delivered to the Holder a certificate or certificates representing the number of Warrant Shares specified in the Exercise Notice, together with cash in lieu of any fraction of a share. The stock certificate or certificates shall be registered in the name of the Holder or such other name or names as shall be designated in the Exercise Notice. The Effective Date and the date the person in whose name any certificate evidencing the Warrant Shares issued upon the exercise hereof is issued shall be deemed to have become the holder of record of such shares, shall be the date the Company receives the Exercise Materials, irrespective of the date of delivery of a certificate or certificates evidencing the Warrant Shares issued upon the exercise hereof, provided, however, that if the Exercise Materials are received by the Company on a date on which the stock transfer books of the Company are closed, the Effective Date shall be the next succeeding date on which the stock transfer books are open. The Company will at no time close its transfer books against the transfer of any Warrant or the issuance of any Warrant Shares issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of this Warrant. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised. In the event that this Warrant is exercised, in whole in connection with a Liquidation Event, the Effective Date shall be the date of the consummation by the Company of such Liquidation Event. All shares of Common Stock issued upon the exercise of this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens, and charges with respect thereto.

Section 3. Cashless Exercise. Notwithstanding any provisions herein to the contrary, if at any time between one hundred eighty (180) days following the Effective Date and the Exercise Eligibility Date, there is no effective Registration Statement under the Securities Act registering the resale of the Warrant Shares by the Holder, then, in lieu of exercising this Warrant pursuant to Section 2(a), the Holder may elect to receive, without payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with an Exercise Notice, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula (such exercise is referred to as a “Cashless Exercise”):

X =		Y(A – B) A

Where:	X =	The number of shares of Common Stock to be issued to the Holder pursuant to this Cashless Exercise;

	Y =	The number of Warrant Shares in respect of which the cashless exercise election is made;

	A =	The fair market value of one (1) share of Common Stock at the time the Cashless Exercise election is made; and

	B =	The Exercise Price (as adjusted to the date of the Cashless Exercise)

For purposes of this Section 3, the fair market value of one (1) share of Common Stock as of a particular date shall be determined as follows: (i) if listed or quoted for trading on a securities market or exchange, the value shall be deemed to be the average closing price of the securities on such exchange over the forty five (45) day period ending the day prior to the cashless exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the forty five (45) day period ending the day prior to the cashless exercise election; and (iii) if there is no active public market, the value shall be the fair market value thereof, as jointly determined in good faith by the Holder and the Company’s Board of Directors. If the Holder and the Company’s Board of Directors are unable to reach such a determination, the Holder and the Company’s Board of Directors shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Holder and the Company. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefore.

Section 4. Adjustments to Warrant Shares and the Exercise Price. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 4.

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 4(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 4(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, provided the aggregate Exercise Price shall remain the same.

(c) Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(d) Issuance of Shares. The Company covenants and agrees that all Warrant Shares which may be issued will, upon issuance, be validly issued, fully paid, and non-assessable. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for issuance of the Warrant Shares upon the exercise of this Warrant in full.

Section 5. Registration Rights. The Holder shall be entitled to registration rights with respect to the Warrant Shares as set forth in the Registration Rights Agreement dated as of the date hereof.

Section 6. No Stockholder Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

Section 7. Transfer of Securities.

(a) This Warrant and the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon, or otherwise, shall not be transferable except upon compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws with respect to the transfer of such securities. The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 7 hereof.

(b) Each certificate for the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon, or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

“NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.”

Section 11. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new warrant (the “New Warrant”), but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested. The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the Holder hereof), a register in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant. The ownership of the Warrant shall be proved by reference to the register and, prior to due presentation for registration of transfer, the Company may treat the person in whose name the Warrant shall be registered as the absolute owner thereof for all purposes.

Section 12. Miscellaneous.

(a) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Company and the Holder.

(b) Except as otherwise provided herein, this Warrant and all rights hereunder are transferable by the registered holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant, properly endorsed, to the Company. The Company may deem and treat the registered holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

(c) Notwithstanding any provision herein to the contrary, the Holder may not sell, transfer, or otherwise assign this Warrant unless the Company is provided with an opinion of counsel reasonably satisfactory in form and substance to the Company, to the effect that such sale, transfer, or assignment would not violate the Securities Act or applicable state securities laws.

(d) Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested, (c) three (3) days after being sent by U.S. certified mail, return receipt requested, or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.

If to the Company:	IGI Laboratories, Inc.
105 Lincoln Avenue
Buena, New Jersey 08310
Facsimile No.: (856) 697-1001
Attn.: Chief Executive Officer

With a copy to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017
Facsimile No.: (212) 983-3115
Attn.: Joel I. Papernik, Esq.

If to Holder:	Amzak Capital Management, LLC
1 N. Federal Highway, Suite 400
Boca Raton, FL 33432
Facsimile No.: (561) 558-7611
Attn.: Mike Kazma

With a copy to:	Beatriz Beltranena
Amzak Capital Management, LLC

(e) All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(f) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(g) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(h) This Warrant may not be amended or waived without the Holder’s written consent. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

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SIGNATURE PAGE
TO
IGI LABORATORIES, INC.
COMMON STOCK PURCHASE WARRANT

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its name by its duly authorized officers under seal, and to be dated as of the date first above written.

IGI LABORATORIES, INC.

By:
Name: Jason Grenfell-Gardner
Title: President and Chief Executive Officer

[Signature Page to IGI Laboratories, Inc. Common Stock Purchase Warrant]

ASSIGNMENT

(To be Executed by the Holder to effect a transfer of the foregoing Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, and assigns and transfers unto ______________________ the foregoing Warrant and the rights represented thereto to purchase shares of Common Stock, par value $0.01 per share, of IGI LABORATORIES, INC. in accordance with terms and conditions thereof, and does hereby irrevocably constitute and appoint ________________ Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.

Holder:

Address

Date:_____________________________, 20___

In the presence of:

NOTICE OF EXERCISE

[To be signed only upon exercise of Warrant]

To: .
IGI LABORATORIES, INC.

The undersigned Holder of the attached Warrant hereby irrevocably elects to exercise the Warrant for, and to purchase thereunder, _________ shares of Common Stock, par value $0.01 per share, of IGI LABORATORIES, INC., issuable upon exercise of said Warrant and hereby surrenders said Warrant.

The undersigned herewith requests that the certificates for such shares be issued in the name of, and delivered to the undersigned, whose address is ________________________________.

If electronic book entry transfer, complete the following:

Account Number: ________________________________

Transaction Code Number: _________________________

Dated: ___________________

Holder:

By:
Name:
Title:

NOTICE

The signature above must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.